Sept. 29, 2006

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH SOUTHERN UNION COMPANY TO SUPPORT ITS NEW ENGLAND
GAS DISTRIBUTION DIVISION CUSTOMERS

•	Alliance Data announced today that it has signed a multi-year agreement with Southern Union Company (“Southern Union”). Under terms of the agreement, Alliance Data will provide customer information system (CIS) and billing services to customers of New England Gas Company, a natural gas distribution division of Southern Union.

•	With 2005 revenues of approximately $2 billion, Southern Union is one of the nation’s leading diversified natural gas companies and owner of the nation’s second largest natural gas pipeline system, with more than 22,000 miles of gathering and transportation pipelines. Southern Union also has the largest liquefied natural gas import terminal in North America.

•	The services Alliance Data will provide include CIS hosting and maintenance, bill print, mail services, and remittance processing for New England Gas Company’s 55,000 customers in Massachusetts.

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